UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 14, 2005

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O’Connor Blvd., 6th Floor Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 31, 2005, the petitioners in the court action styled Danford L. Martin, et al. v. FirstPlus Financial Group, Inc., et al., in the Second Judicial District Court for the State of Nevada (the “District Court”), filed an Emergency Motion to Continue Date of Election of Directors. The election of directors was previously scheduled to occur at the registrant’s 2005 Special Meeting of Shareholders (the “Special Meeting”) on November 16, 2005. Despite the registrant’s objections, the District Court agreed to continue the election, and a status hearing has been scheduled for November 15, 2005 to reset the date of the Special Meeting and the election.

As described in the registrant’s Form 8-K filed with the Securities and Exchange Commission on August 11, 2005, also upon the request from the petitioners, the registrant previously agreed to postpone the date of the Special Meeting from September 1, 2005 to November 16, 2005.

Because the registrant was prepared to have the Special Meeting on the scheduled date, the registrant requested the Nevada Supreme Court to rescind the court’s decision to grant a “continuance” of the meeting and election date or to prohibit the court from “continuing” the date of the meeting and election of directors. The Nevada Supreme Court denied the petition.

Because of the short notice and potential confusion regarding the meeting date, the registrant intends to appear at the meeting place at the previously scheduled meeting time to greet any shareholders who made travel plans and did not receive any notice of the continued meeting date. At such time the registrant will only provide brief remarks regarding the continuance and the status of the meeting. At such time, the registrant will not convene a meeting of shareholders or an election of directors, will not respond to shareholder inquiries and will not solicit or accept votes on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
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Jack (J.D.) Draper
President